UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Enter into a Material Definitive Agreement.
On September 29, 2023, Xeris Biopharma Holdings, Inc., a Delaware corporation (the “Company”), and Xeris Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”), closed the previously announced exchange of $31,975,000 in aggregate principal amount of the Guarantor’s 5.00% Convertible Senior Notes due 2025 (the “Existing Notes”) for $33,574,000 in aggregate principal amount of the Company’s new 8.00% Convertible Senior Notes due 2028 (the “New Notes”) (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

The New Notes were issued pursuant to an Indenture (the “Indenture”), dated as of September 29, 2023, by and among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The New Notes bear interest at the rate of 8.00% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2024, to holders of record at the close of business on the preceding January 1 and July 1, respectively. In addition, the Company agreed to pay the accrued interest on the Existing Notes from July 15, 2023 to holders of the New Notes on January 15, 2024. The New Notes will mature on July 15, 2028, unless earlier converted or redeemed or repurchased by the Company.

At any time before the close of business on the second scheduled trading day immediately before the maturity date, holders of the New Notes may convert their New Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate.

The conversion rate for the New Notes is initially 326.7974 shares of the Company’s common stock per $1,000 principal amount of New Notes, which represents an initial conversion price of approximately $3.06 per share of common stock, and is subject to adjustment under the terms of the New Notes.

Subject to certain exceptions and subject to certain conditions, holders of the New Notes may require the Company to repurchase their New Notes upon the occurrence of a “Fundamental Change” (as defined in the Indenture) prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The New Notes will be redeemable, in whole and not in part, at the Company's option at any time on or after July 20, 2026, at a cash redemption price equal to the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the then-applicable conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (ii) the trading day immediately before the date the Company sends such notice.

In certain circumstances, conversions in connection with “Make-Whole Fundamental Changes” (as defined in the Indenture) may result in an increase to the conversion rate, provided that the conversion rate will not exceed 549.4505 shares of the Company’s common stock per $1,000 principal amount of New Notes, subject to adjustment. In such circumstance, a maximum of 18,447,251 shares of Common Stock, subject to adjustment, may be issued upon conversion of the New Notes.

The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding New Notes may declare 100% of the principal of, and any accrued and unpaid interest on, all of the New Notes to be due and payable. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the New Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive special interest on the New Notes.

The New Notes are the Company’s senior, unsecured obligations and are guaranteed by the Guarantor.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture (which includes the form of the New Note). A copy of the Indenture (which includes the form of the New Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The New Notes and any Company common stock that may be issued upon conversion of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of September 29, 2023, between the Company, the Guarantor and the Trustee.
4.2	Form of 8.00% Convertible Senior Notes due 2028 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer